UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 13, 2023

ALLIED GAMING & ENTERTAINMENT INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-38226	82-1659427
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

745 Fifth Avenue, Suite 500

New York, NY 10151

(Address of Principal Executive Offices) (Zip Code)

(646) 768-4240

(Registrant’s Telephone Number, Including Area Code)

Allied Esports Entertainment, Inc.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	AGAE	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On June 13, 2023, at 10:00 a.m. ET, Allied Gaming & Entertainment, Inc. (the “Company”) convened its 2023 Annual Meeting of Stockholders (the “Annual Meeting”). At that time, there were not present or represented by proxy a sufficient number of shares of the Company’s common stock to constitute a quorum. Accordingly, the Company adjourned the Annual Meeting without any business being conducted. The adjourned meeting will reconvene virtually on Friday, June 30, 2023, at 10:00 a.m. ET, to vote on the proposals described within the proxy statement filed with the Securities and Exchange Commission (the “SEC”) on May 19, 2023. The record date as of the close of business on May 4, 2023, remains unchanged for the determination of stockholders of the Company entitled to vote at the reconvened Annual Meeting.

During the period of adjournment, the Company will solicit proxies from its stockholders with respect to the proposals set forth in the Company’s proxy statement. Proxies previously submitted in respect of the Annual Meeting will be voted at the adjourned meeting unless properly revoked.

No changes have been made in the proposals to be voted on by stockholders at the Annual Meeting. The Company’s proxy statement remains unchanged and can be obtained at the SEC’s website at www.sec.gov.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 14, 2023

ALLIED GAMING & ENTERTAINMENT INC.

By:	/s/ Roy Anderson
Roy Anderson, Chief Financial Officer

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